Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

On December 19, 2014, GCA acquired Multimedia Games through the merger of a wholly owned subsidiary of GCA with and into Multimedia Games, with Multimedia Games surviving the merger as a wholly owned subsidiary of GCA. At the closing of the Merger, each outstanding share of Multimedia Games common stock, par value $0.001, was converted into the right to receive $36.50 per common share in cash, without interest. The total consideration paid in the Merger was approximately $1.2 billion.

The following unaudited pro forma combined financial information has been prepared to illustrate the effects of (i) the Merger, and (ii) in connection with the Merger, (A) GCA’s entry into a credit facility consisting of a $500.0 million senior secured term loan and a $50.0 million senior secured revolving credit facility (which was undrawn at the closing of the Merger) (together, the “Credit Facilities”), and (B) GCA’s issuance of $350.0 million of 7.75% Senior Secured Notes due 2021 and $350.0 million of 10.0% Senior Unsecured Notes due 2022 (collectively, the “Notes”). GCA used the net proceeds from the Credit Facilities, the net proceeds from the Notes offering, and cash on hand at GCA and Multimedia Games to pay the merger consideration in the Merger.

The unaudited pro forma condensed combined balance sheet set forth below combines the historical balance sheets of GCA and Multimedia Games as of September 30, 2014, and gives effect to the Merger as if it had occurred on September 30, 2014.

GCA and Multimedia Games had different fiscal year ends. Accordingly, the unaudited pro forma condensed combined statement of operations data for the nine-month period ended September 30, 2014 combines historical GCA consolidated statement of operations data for its nine-month period ended September 30, 2014 with historical Multimedia Games consolidated statement of operations data for its nine-month period ended June 30, 2014, giving effect to the Merger as if it had occurred on January 1, 2013. The unaudited pro forma condensed combined statement of operations data for the fiscal year ended December 31, 2013 combines the historical GCA consolidated statement of operations data for its fiscal year ended December 31, 2013 with the historical Multimedia Games consolidated statement of operations data for its fiscal year ended September 30, 2013, giving effect to the Merger as if had occurred on January 1, 2013.

The unaudited pro forma condensed combined financial information provided herein does not purport to represent the results of operations or financial position of GCA that would have actually resulted had the Merger been completed as of the dates indicated, nor should the information be taken as indicative of the future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that GCA may achieve with respect to the combined operations of GCA and Multimedia Games.

As of the date of this Current Report on Form 8-K/A, GCA has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the Multimedia Games assets to be acquired and liabilities to be assumed and the related allocations to such items, including goodwill, of the Merger consideration. The pro forma financial statements are presented for illustrative purposes only and are based on the estimates and assumptions set forth in the accompanying notes. Accordingly, the accompanying preliminary unaudited pro forma purchase price allocation is subject to further adjustments as additional information becomes available and as additional analyses are performed. There can be no assurance that such finalization will not result in material changes from the preliminary purchase price allocation.

The pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the pro forma financial statements;

•	the separate historical audited consolidated financial statements of GCA as of and for the year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K;

•	the separate historical unaudited consolidated interim financial statements of GCA as of and for the nine months ended September 30, 2014, included in the Company’s Quarterly Report on Form 10-Q;

•	the separate historical audited consolidated financial statements of Multimedia Games as of and for the year ended September 30, 2014, included in Multimedia Games’ Annual Report on Form 10-K; and

•

the separate historical unaudited consolidated interim financial statements of Multimedia Games as of and for the nine months ended June 30, 2014, included in Multimedia Games’ Quarterly Report on Form 10-Q.

GLOBAL CASH ACCESS HOLDINGS, INC.

Unaudited Pro Forma Condensed Combined Balance Sheets

As of September 30, 2014

(in thousands)

	Global Cash Access	Multimedia Games	Pro Forma Adjustments	Note References	Pro Forma Combined

ASSETS

Current assets
Cash and cash equivalents	$106,499	$138,086	$(151,044)	2A	$93,541
Settlement receivables	27,372	-	-		27,372
Trade Receivables	8,876	25,265	-		34,141
Other receivables, net	4,050	6,775	-		10,825
Inventory	10,905	12,412	-		23,317
Prepaid expenses and other assets	21,310	4,440	-		25,750
Deferred tax asset	3,102	5,886	-		8,988

Total current assets	182,114	192,864	(151,044)		223,934

Non-current assets
Restricted cash and cash equivalents	367	-	-		367
Property, equipment and leasehold improvements, net	19,707	76,862	-		96,569
Goodwill	188,491	-	917,275	1	1,105,766
Other intangible assets, net	39,314	32,022	-		71,336
Other receivables, net	4,297	8,279	-		12,576
Deferred tax asset	76,726	1,348	4,325	2B	82,399
Other assets, long-term	7,094	3,637	38,112	2C	48,843

Total non-current assets	335,996	122,148	959,712		1,417,856

Total assets	$518,110	$315,012	$808,668		$1,641,790

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Settlement liabilities	$116,711	$-	$-		$116,711
Accounts payable and accrued expenses	66,256	34,445	(6,689)	2D	94,012
Debt, current portion	954	3,700	5,346	2E	10,000

Total current liabilities	183,921	38,145	(1,343)		220,723

Non-current liabilities
Deferred tax liability	-	9,838	-		9,838
Debt, non-current portion	94,789	22,200	1,061,734	2F	1,178,723
Other accrued expenses and liabilities	2,749	471	-		3,220

Total non-current assets	97,538	32,509	1,061,734		1,191,781

Total liabilities	281,459	70,654	1,060,391		1,412,504

Stockholders’ Equity
Common stock	90	386	(386)	2G	90
Convertible preferred stock	-	-	-		-
Additional paid-in capital	244,247	148,828	(148,828)	2H	244,247
Retained earnings	165,901	176,146	(183,511)	2I	158,536
Accumulated other comprehensive income	2,370	-	-		2,370
Treasury stock	(175,957)	(81,002)	81,002	2J	(175,957)

Total stockholders’ equity	236,651	244,358	(251,723)		229,286

Total liabilities and stockholders’ equity	$518,110	$315,012	$808,668		$1,641,790

See accompanying notes to unaudited pro forma condensed combined financial statements.

GLOBAL CASH ACCESS HOLDINGS, INC.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Nine Months Ended September 30, 2014

(in thousands, except per share data)

	For the Nine Months Ended September 30, 2014	For the Nine Months Ended June 30, 2014
	Global Cash Access	Multimedia Games	Pro Forma Adjustments		Note References	Pro Forma Combined

Revenues	$440,998	$167,606	$-			$608,604

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	331,181	37,871	-			369,052
Operating expenses	62,233	40,042	(953)		2K	101,322
Research and development expenses	-	12,351	-			12,351
Depreciation	5,702	26,971	-			32,673
Amortization	8,476	5,402	-			13,878

Total costs and expenses	407,592	122,637	(953)			529,276

Operating income	33,406	44,969	953			79,328

Other income (expense)
Interest expense, net of interest income	(5,625)	(450)	(70,610)		2L	(76,685)
Loss on extinguishment of debt	-	-	(5,648)		2M	(5,648)
Other income, net of other expense	-	24	-			24

Total other income (expense)	(5,625)	(426)	(76,258)			(82,309)

Income/(loss) from operations before tax	27,781	44,543	(75,305)			(2,981)

Income tax provision/(benefit)	9,892	16,400	(26,357)		2N	(65)

Net income/(loss)	17,889	28,143	(48,948)			(2,916)

Foreign currency translation	(457)	-	-			(457)

Comprehensive income/(loss)	$17,432	$28,143	$(48,948)			$(3,373)

Earnings/(loss) per share
Basic	$0.27	$0.95	N/M	(1)		$(0.04)
Diluted	$0.27	$0.91	N/M	(1)		$(0.04)

Weighted average common shares outstanding
Basic	65,853	29,639	(29,639)			65,853
Diluted	67,051	30,971	(30,971)			67,051

(1) Not meaningful.

See accompanying notes to unaudited pro forma condensed combined financial statements.

GLOBAL CASH ACCESS HOLDINGS, INC.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended December 31, 2013

(in thousands, except per share data)

	For the Year Ended December 31, 2013	For the Year Ended September 30, 2013
	Global Cash Access	Multimedia Games	Pro Forma Adjustments		Note References	Pro Forma Combined

Revenues	$582,444	$189,366	$-			$771,810

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	439,794	36,946	-			476,740
Operating expenses	76,562	48,350	-			124,912
Research and development expenses	-	16,842	-			16,842
Depreciation	7,350	28,805	-			36,155
Amortization	9,588	6,041	-			15,629

Total costs and expenses	533,294	136,984	-			670,278

Operating income	49,150	52,382	-			101,532

Other income (expense)
Interest expense, net of interest income	(10,265)	(648)	(92,832)		2L	(103,745)
Loss on extinguishment of debt	-	-	(5,648)		2M	(5,648)
Other income, net of other expense	-	33	-			33

Total other income (expense)	(10,265)	(615)	(98,480)			(109,360)

Income/(loss) from operations before tax	38,885	51,767	(98,480)			(7,828)

Income tax provision/(benefit)	14,487	16,833	(34,468)		2N	(3,148)

Net income/(loss)	24,398	34,934	(64,012)			(4,680)

Foreign currency translation	269	329	-			598

Comprehensive income/(loss)	$24,667	$35,263	$(64,012)			$(4,082)

Earnings/(loss) per share
Basic	$0.37	$1.21	N/M	(1)		$(0.07)
Diluted	$0.36	$1.14	N/M	(1)		$(0.07)

Weighted average common shares outstanding
Basic	66,014	28,929	(28,929)			66,014
Diluted	67,205	30,677	(30,677)			67,205

(1) Not meaningful.

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

STATEMENTS

(in thousands, except per share data and as otherwise noted)

Note 1. Merger Consideration and Allocation Used in the Pro Forma.

GCA used the proceeds from its Notes offering, together with borrowings under the Credit Facilities and cash on hand at closing of the Merger, to fund the cash obligations of the Merger, to repay the then outstanding indebtedness of GCA and Multimedia Games, to pay related fees and expenses, and to provide cash for the combined company’s ongoing working capital and general corporate needs (see Note 2 below).

GCA has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the Multimedia Games assets to be acquired and liabilities to be assumed and the related allocations to such items, including goodwill, of the Merger consideration. Accordingly, assets and liabilities are presented in the pro forma financial information at their respective carrying amounts, which management believes is a reasonable estimate of fair value. The estimated goodwill included in the pro forma adjustments is calculated as the difference between the Merger consideration transferred to the Multimedia Games shareholders and the estimated fair values of the assets acquired and liabilities assumed. The following summarizes the estimated goodwill calculation as of September 30, 2014:

Merger consideration	$1,149,389
Less: Total assets acquired	(315,012)
Plus: Total liabilities assumed	70,654
Multimedia acquisition expenses paid at close	12,244

Estimated goodwill	$917,275

The final allocations of the Merger consideration may include (i) changes in historical carrying values of property and equipment, (ii) allocations to intangible assets such as trademarks and trade names, in-process research and development, developed technology and customer-related assets, (iii) the recording of deferred tax assets and deferred tax liabilities, which are not reflected herein, and (iv) other changes to assets and liabilities. In connection with the amount ultimately allocated to goodwill, a deferred tax liability would generally be recorded to the extent that the book basis exceeds the tax basis of such asset, and a deferred tax asset would generally be recorded to the extent that the tax basis exceeds the book basis of such asset. As a result, actual results may differ from this unaudited pro forma condensed combined financial information once GCA has completed the detailed valuation analysis and calculations necessary to finalize the required purchase price allocations. The final purchase price allocations, which are expected to be determined subsequent to the filing of this Current Report on Form 8-K/A, may differ materially from the estimated allocations and unaudited pro forma condensed combined amounts included herein. These differences could materially increase the total amount of depreciation and amortization expense recognized, which could have a material impact on GCA’s net income.

Note 2. Pro Forma Adjustments.

Entries to record the cash consideration paid in the Merger and the reversal of Multimedia Games equity balances and the extinguishment of GCA’s and Multimedia Games’ outstanding debt held prior to the consummation of the Merger (collectively, the “Prior Credit Facilities”).

Item A - Cash and cash equivalents
Gross proceeds from term loan	$500,000
Gross proceeds from secured notes	350,000
Gross proceeds from unsecured notes	350,000

Total gross proceeds	1,200,000

Less: Merger consideration	(1,149,389)
Less: Transaction costs	(80,012)
Less: Prior Credit Facilities payoff(1)	(121,643)

Total cash and cash equivalents adjustment	$(151,044)

Item B - Deferred tax asset, non-current portion
Deferred tax impact from extinguishment of the Prior Credit Facilities debt issuance costs and payment of transaction costs	$4,325

Total deferred tax assets, non-current portion adjustment	$4,325

Item C - Other assets, long-term
Debt issuance costs related to Credit Facilities and Notes(2)	$41,325
Extinguishment of the Prior Credit Facilities debt issuance costs	(3,213)

Total other assets, long-term adjustment	$38,112

Item D - Accounts payable and accrued expenses
Multimedia Games transaction costs previously accrued	$(5,736)
GCA accrued transaction costs previously accrued	(953)

Total accounts payable and accrued expenses adjustment	$(6,689)

Item E - Debt, current portion
Issuance of Credit Facilities and Notes, current portion	$10,000
Prior Credit Facilities payoff, current portion	(4,654)

Total debt, current portion adjustment	$5,346

Item F - Debt, non-current portion
Issuance of Credit Facilities and Notes, non-current portion	$1,190,000
Prior Credit Facilities payoff, non-current portion	(116,989)
Original issue discounts on Credit Facilities and Notes, non-current portion(2)	(11,277)

Total debt, non-current portion adjustment	$1,061,734

Item G - Common stock
Elimination of the Multimedia Games historical common stock	$(386)

Total common stock adjustment	$(386)

Item H - Additional paid-in-capital
Elimination of the Multimedia Games historical additional paid-in capital	$(148,828)

Total additional paid-in-capital adjustment	$(148,828)

Item I - Retained earnings
Elimination of the Multimedia Games historical retained earnings	$(176,146)
GCA transaction costs paid at closing	(8,477)
Extinguishment of the Prior Credit Facilities debt issuance cost	(3,213)
Deferred tax impact from extinguishment of the Prior Credit Facilities debt issuance costs and payment of transaction costs	4,325

Total retained earnings adjustment	$(183,511)

Item J - Treasury stock
Elimination of the Multimedia Games historical treasury stock	$81,002

Total treasury stock adjustment	$81,002

(1)

Prior Credit Facilities consisted of outstanding balances of $95.7 million and $25.9 million for GCA and Multimedia Games, respectively, as of the nine months ended September 30, 2014 and June 30, 2014, respectively.

(2)

Capitalized costs related to the Credit Facilities and Notes included debt issuance costs that were recorded to other assets and original issue discounts that were recorded as contra-liabilities to the long-term debt. Both debt issuance costs and original issue discounts get amortized to interest expense.

Unaudited Pro Forma Condensed Combined Statements of Operations(*),(**)

	Nine Months Ended September 30, 2014	Year Ended December 31, 2013

Item K - Operating expenses

GCA previously accrued transaction costs	$953	$-
Multimedia Games previously accrued transaction costs	-	-

Total operating expenses adjustment	$953	$-

There were no historical acquisition related expenses incurred for the year ended December 31, 2013.

On a pro forma basis giving effect to the Merger, these one-time expenses should be excluded from the pro forma financial statements.

	Nine Months Ended September 30, 2014	Year Ended December 31, 2013

Item L - Interest expense, net of interest income

Credit facilities and notes interest expense	$(69,574)	$(93,313)
Amortization of Credit Facilities and Notes debt issuance costs and original issue discounts(1)	(6,297)	(8,396)
Reduction of amortization fees related to the extinguishment of Prior Credit Facilities issuance costs(2)	1,503	1,884
Prior Credit Facilities interest expense that would not have been incurred	4,020	7,314
Prior Credit Facilities interest income that would not have been earned	(262)	(321)

Total interest expense, net of interest income adjustment	$(70,610)	$(92,832)

(1)	The pro forma financial statements assume straight-line amortization of the fees over the respective terms of the Notes.

(2)

Represents the reduction in amortization of loan fees related to the GCA and Multimedia Games prior credit facilities as of the beginning of each period presented, which was extinguished upon consummation of the Merger and issuance of the Credit Facilities and Notes.

	Nine Months Ended September 30, 2014	Year Ended December 31, 2013

Item M - Loss on extinguishment of debt

GCA loss on extinguishment of debt(1)	$(5,203)	$(5,203)
Multimedia Games loss on extinguishment of debt(1)	(445)	(445)

Total loss on extinguishment of debt adjustment	$(5,648)	$(5,648)

(1)

Represents the debt issuance costs that would be extinguished on the Prior Credit Facilities as of January 1, 2013 for both periods presented; therefore the outstanding balance of such costs would be the same.

To pay the Merger consideration, to repay the then existing indebtedness of GCA and Multimedia Games and to pay related fees and expenses, we incurred $1.2 billion of debt, with maturities ranging from five to seven years yielding a weighted average annual interest rate of approximately 7.75%.

	Nine Months Ended September 30, 2014	Year Ended December 31, 2013

Item N - Income tax provision/(benefit)

Operating expenses adjustment	$953	$-
Interest expense, net of interest income adjustment	(70,610)	(92,832)
Loss on extinguishment of debt adjustment	(5,648)	(5,648)

Total loss from operations before tax	(75,305)	(98,480)

Statutory tax rate	35.0%	35.0%

Total income tax benefit	(26,357)	(34,468)

The estimated tax effect of all pro forma adjustments was calculated using the statutory tax rate as set forth in Regulation S-X Article 11-01 and 11-02.

(*)	GCA’s results are for its fiscal year ended December 31, 2013, while the Multimedia Games results are for its fiscal year ended September 30, 2013.

(**)	GCA’s results are for its fiscal nine months ended September 30, 2014, while the Multimedia Games results are for its fiscal nine months ended June 30, 2014.